National General Holdings Corp. Reports 2019 Results

NEW YORK, February 20, 2020 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) reported fourth quarter 2019 net income of $98.4 million or $0.85 per diluted share, compared to net income of $17.3 million or $0.16 per diluted share in the fourth quarter of 2018. Fourth quarter 2019 operating earnings (non-GAAP)(1) was $83.1 million or $0.72 per diluted share compared to $33.6 million or $0.30 per diluted share in the fourth quarter of 2018.

Full year 2019 net income was $314.5 million or $2.73 per diluted share, compared to net income of $174.9 million or $1.59 per diluted share in 2018. 2019 operating earnings (non-GAAP)(1) was $319.2 million or $2.75 per diluted share compared to $231.5 million or $2.09 per diluted share in 2018.

Fourth Quarter 2019 Highlights versus Fourth Quarter 2018*

•
Gross written premium grew $46.1 million or 3.9% to $1,221.8 million, primarily driven by the acquisition of National Farmers Union Property and Casualty Company (“Farmers Union Insurance”) which closed on August 1, 2019, and continued organic growth in our A&H segment of 7.5%, partially offset by the impact of the Euro Accident Health and Care Insurance (“Euroaccident”) sale which closed on December 2, 2019.

•
The overall combined ratio(12,13) was 91.4% in the fourth quarter compared to 95.9% in the prior year’s quarter and 91.0% for the full year compared to 92.6% in 2018, excluding non-cash amortization of intangible assets. The P&C segment reported a decrease in combined ratio to 94.2% from 100.5% in the prior year’s quarter. The combined ratio includes $9.2 million of catastrophe losses related to weather-related events compared to $59.0 million of Hurricane Michael and California fires catastrophe losses in the prior year’s quarter. The A&H segment reported an increase in combined ratio to 77.1% from 73.6% in the prior year’s quarter.

•	Service and fee income grew 10.5% to $179.3 million, driven by organic growth primarily in our group administration fees and third party technology services fees within our A&H segment.

•
Stockholders’ equity was $2.65 billion and fully diluted book value per share was $19.06 at December 31, 2019, growth of 19.3% and 25.0%, respectively, from December 31, 2018. Our trailing twelve month operating return on average equity (ROE)(14) was 16.1% as of December 31, 2019.

•
Fourth quarter 2019 operating earnings (non-GAAP)(1) excludes the following items, net of tax: $3.4 million or $0.03 per share earnings from equity method investments, $33.8 million or $0.29 per share of net gain on investments (including $20.9 million gain on the sale of Euroaccident, net of tax), $10.7 million or $0.09 per share of non-cash amortization of intangible assets and $11.3 million or $0.10 per share of other expenses reflecting an acquisition related arbitration award.

Barry Karfunkel, National General’s CEO, stated: “2019 was an exceptional year for National General generating a 91.0% combined ratio, $319.2 million of operating earnings, ROE of 16.1% and growth in diluted book value per share of 25.0%. While our P&C segment earnings were negatively impacted by reserve strengthening within our small business auto product line, the P&C segment continued its strong performance via both our independent agency and direct to consumer distribution channels. Our A&H segment reported very strong profitability within our group and individual products. I am pleased with the continued execution of our strategy of focused underwriting discipline and long term growth initiatives.”

*NOTE: Unless specified otherwise, discussion of our fourth quarter 2019 and 2018 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Fourth Quarter 2019 as Compared to Fourth Quarter 2018

•
Property & Casualty - Gross written premium grew by 3.3% to $1,045.9 million, net written premium increased by 12.7% to $807.6 million, and net earned premium increased by 12.7% to $842.3 million. P&C gross written premium growth was primarily driven by $47.4 million of added premiums from the acquisition of Farmers Union Insurance. Service and fee income was $107.5 million compared to $110.8 million in the prior year’s quarter. Excluding amortization of intangible assets, the combined ratio(12,13) was 94.2% with a loss and LAE ratio of 73.6% and an expense ratio(11,13) of 20.6%, versus a prior year combined ratio of 100.5% with a loss and LAE ratio of 79.6% and an expense ratio of 20.9%. The loss and LAE ratio was impacted by pre-tax catastrophe losses of approximately $9.2 million primarily related to weather-related events in the fourth quarter 2019, compared to $59.0 million of losses in the fourth quarter 2018. Prior year loss development was $26.8 million unfavorable in the fourth quarter 2019 primarily driven by small business auto, compared to unfavorable loss development of $8.6 million in the fourth quarter 2018.

•
Accident & Health - Gross written premium grew by 7.5% to $175.8 million, net written premium grew by 14.3% to $160.4 million, and net earned premium grew by 10.2% to $166.5 million. The A&H gross written premium increase was driven by the continued growth in our domestic A&H business. Service and fee income grew 39.7% to $71.8 million compared to $51.4 million in the prior year’s quarter, primarily driven by group administrative fees and third party technology services fees. Excluding non-cash amortization of intangible assets, the combined ratio(12,13) was 77.1% with a loss and LAE ratio of 41.4% and an expense ratio(11,13) of 35.7%, versus a prior year combined ratio of 73.6% with a loss and LAE ratio of 45.7% and an expense ratio of 27.9%. The loss and LAE ratio reflects continued strong performance in both small group self-funded and individual products. Prior year loss development was $7.6 million favorable in the fourth quarter 2019, compared to favorable loss development of $6.4 million in the fourth quarter 2018.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $102.5 million, net written premium was $62.0 million, and net earned premium was $60.8 million. Reciprocal Exchanges combined ratio(12,13) excluding non-cash amortization of intangible assets was 113.8% with a loss and LAE ratio of 86.4% and an expense ratio(11,13) of 27.4%.

Fourth quarter 2019 investment income grew to $38.5 million, compared to $37.7 million in the fourth quarter of 2018. Total investments and cash and cash equivalents (including restricted cash) were $4.8 billion as of December 31, 2019. Accumulated other comprehensive income (loss) increased to a $74.5 million gain at December 31, 2019 from a $52.1 million loss at December 31, 2018, primarily due to the impact of lower interest rates which positively impacted bond valuations.

Interest expense was $12.7 million for both the current and prior year’s quarter. Debt was $686.0 million at December 31, 2019, down from $705.8 million at December 31, 2018.

The fourth quarter of 2019 provision for income taxes was $20.3 million and the effective tax rate for the quarter was 15.9% compared with income taxes of $12.6 million and an effective rate of 32.5% in the fourth quarter of 2018. The effective tax rate for the year ended December 31, 2019 was 19.8%.

Stockholders’ equity was $2,649.5 million at December 31, 2019, growth of 19.3% from $2,220.8 million at December 31, 2018. Fully diluted book value per share was $19.06 at December 31, 2019, growth of 25.0% from $15.25 at December 31, 2018. Our trailing twelve month operating return on average equity (ROE)(14) was 16.1% as of December 31, 2019.

	Year-to-Date P&C Segment Notable Large Losses
Year	Quarter	Event	P&C Notable Large Losses and LAE ($ millions)	P&C Loss and LAE Ratio Points*	EPS Impact After Tax
2019	Q4	Weather-related Events	$9.2	1.1%	$0.06
2019	Q3	Weather-related Events	$11.5	1.4%	$0.08
2019	Q2	Weather-related Events	$18.4	2.2%	$0.13
2019	Q1	Winter Weather	$12.1	1.6%	$0.08

2018	Q4	Hurricane Michael and November California Fires	$59.0	7.9%	$0.41
2018	Q3	California Fires and Hurricane Florence	$35.0	4.7%	$0.25
2018	Q2	Spring Weather-related and Texas Hail Events	$20.5	2.8%	$0.15
2018	Q1	Winter Weather	$14.2	2.0%	$0.10

* Loss and LAE ratio points related to P&C net earned premium in quarter the loss event was recorded.

Additional item

Auto Quota Share - Effective January 1, 2020, we cede 5.0% of net liability under our auto quota share reinsurance agreement.

Conference Call

On Friday, February 21, 2020 at 9:00 AM ET, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

800 Access Number:        800-346-7359
973 Access Number:        973-528-0008
Conference Entry Code:        652437
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Friday, February 21, 2020 to 11:59 PM ET on Friday, March 6, 2020 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 652437. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the potential effect of changes in LIBOR reporting practices, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party vendors or agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2019				2018
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,221,772	$102,465	$1,324,237		$1,175,687	$111,902	$1,287,589
Net written premium	967,943	62,012	1,029,955		856,746	51,325	908,071
Net earned premium	1,008,770	60,826	1,069,596		898,479	45,752	944,231

Ceding commission income	38,085	13,055	51,140		48,495	17,226	65,721
Service and fee income	179,276	1,284	165,924	(A)	162,170	1,285	146,270	(G)
Net investment income	38,491	2,184	38,917	(B)	37,666	2,182	37,332	(H)
Net gain (loss) on investments	16,393	707	17,100		(4,689)	(2,100)	(6,789)
Other income	26,428	—	26,428		—	—	—
Total revenues	$1,307,443	$78,056	$1,369,105	(C)	$1,142,121	$64,345	$1,186,765	(I)

Expenses:
Loss and loss adjustment expense	$689,262	$52,528	$741,790		$664,125	$36,297	$700,422
Acquisition costs and other underwriting expenses	199,523	12,710	212,233		184,195	9,031	193,226
General and administrative expenses	278,331	18,352	282,047	(D)	242,340	21,724	246,879	(J)
Interest expense	12,722	1,758	12,722	(E)	12,650	2,516	12,650	(K)
Total expenses	$1,179,838	$85,348	$1,248,792	(F)	$1,103,310	$69,568	$1,153,177	(L)

Income (loss) before provision (benefit) for income taxes	$127,605	$(7,292)	$120,313		$38,811	$(5,223)	$33,588
Provision (benefit) for income taxes	20,324	(4,805)	15,519		12,595	2,628	15,223
Net income (loss) before noncontrolling interest and dividends on preferred shares	107,281	(2,487)	104,794		26,216	(7,851)	18,365
Less: net income (loss) attributable to noncontrolling interest	—	(2,487)	(2,487)		—	(7,851)	(7,851)
Net income before dividends on preferred shares	107,281	—	107,281		26,216	—	26,216
Less: dividends on preferred shares	8,925	—	8,925		8,867	—	8,867
Net income available to common stockholders	$98,356	$—	$98,356		$17,349	$—	$17,349

Consolidated column includes eliminations as follows: (A) $(14,636), (B) $(1,758), (C) $(16,394), (D) $(14,636), (E) $(1,758), (F) $(16,394), (G) $(17,185), (H) $(2,516), (I) $(19,701), (J) $(17,185), (K) $(2,516) and (L) $(19,701).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Year Ended December 31,
	2019				2018
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$5,135,633	$447,447	$5,583,080		$4,969,517	$448,923	$5,416,839	(G)
Net written premium	3,990,149	234,472	4,224,621		3,644,148	183,565	3,827,713
Net earned premium	3,907,811	210,231	4,118,042		3,545,441	186,761	3,732,202

Ceding commission income	174,952	63,501	238,453		167,948	56,749	224,697
Service and fee income	705,006	5,755	641,965	(A)	625,463	5,751	561,583	(H)
Net investment income	142,174	8,638	141,233	(B)	119,852	8,875	119,034	(I)
Net gain (loss) on investments	13,603	(130)	13,473		(26,179)	(3,366)	(29,545)
Other income	26,428	—	26,428		—	—	—
Total revenues	$4,969,974	$287,995	$5,179,594	(C)	$4,432,525	$254,770	$4,607,971	(J)

Expenses:
Loss and loss adjustment expense	$2,677,356	$177,112	$2,854,468		$2,499,508	$162,718	$2,662,226
Acquisition costs and other underwriting expenses	782,328	45,039	827,367		693,283	41,983	735,266
General and administrative expenses	1,024,574	85,994	1,041,772	(D)	923,921	83,756	938,046	(K)
Interest expense	51,544	9,579	51,544	(E)	51,425	9,693	51,425	(L)
Total expenses	$4,535,802	$317,724	$4,775,151	(F)	$4,168,137	$298,150	$4,386,963	(M)

Income (loss) before provision (benefit) for income taxes	$434,172	$(29,729)	$404,443		$264,388	$(43,380)	$221,008
Provision (benefit) for income taxes	86,103	(9,090)	77,013		57,034	(3,550)	53,484
Net income (loss) before noncontrolling interest and dividends on preferred shares	348,069	(20,639)	327,430		207,354	(39,830)	167,524
Less: net income (loss) attributable to noncontrolling interest	—	(20,639)	(20,639)		—	(39,830)	(39,830)
Net income before dividends on preferred shares	348,069	—	348,069		207,354	—	207,354
Less: dividends on preferred shares	33,600	—	33,600		32,492	—	32,492
Net income available to common stockholders	$314,469	$—	$314,469		$174,862	$—	$174,862

Consolidated column includes eliminations as follows: (A) $(68,796), (B) $(9,579), (C) $(78,375), (D) $(68,796), (E) $(9,579), (F) $(78,375), (G) $(1,601), (H) $(69,631), (I) $(9,693), (J) $(79,324), (K) $(69,631), (L) $(9,693) and (M) $(79,324).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income available to common stockholders	$98,356	$17,349	$314,469	$174,862
Basic net income per common share	$0.87	$0.16	$2.78	$1.62
Diluted net income per common share	$0.85	$0.16	$2.73	$1.59

Operating earnings attributable to NGHC (non-GAAP)(1)	$83,081	$33,590	$319,174	$231,495
Basic operating earnings per common share (non-GAAP)(1)	$0.73	$0.31	$2.82	$2.15
Diluted operating earnings per common share (non-GAAP)(1)	$0.72	$0.30	$2.75	$2.09

Dividends declared per common share	$0.05	$0.04	$0.18	$0.16

Weighted average number of basic shares outstanding	113,337,130	109,782,543	113,199,501	107,659,813
Weighted average number of diluted shares outstanding	115,344,349	112,947,180	116,096,972	110,822,056
Shares outstanding, end of period	113,368,811	112,940,595
Fully diluted shares outstanding, end of period	115,376,030	116,105,232
Book value per share	$19.40	$15.68
Fully diluted book value per share	$19.06	$15.25

Reconciliation of Net Income to Operating Earnings (Non-GAAP)(1)(14)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income available to common stockholders	$98,356	$17,349	$314,469	$174,862
Add (subtract):
Equity in earnings of equity method investments	(4,359)	(3,144)	(2,951)	(165)
Net (gain) loss on investments and gain on sale of a business	(42,821)	4,689	(40,031)	26,179
Non-cash amortization of intangible assets	13,572	7,926	34,665	31,323
Arbitration award / Litigation settlement	14,273	10,000	14,273	10,000
Income tax expense (benefit)	4,060	(3,230)	(1,251)	(10,704)
Operating earnings attributable to NGHC (non-GAAP)(1)	$83,081	$33,590	$319,174	$231,495

Operating earnings per common share (non-GAAP)(1):
Basic operating earnings per common share (non-GAAP)(1)	$0.73	$0.31	$2.82	$2.15
Diluted operating earnings per common share (non-GAAP)(1)	$0.72	$0.30	$2.75	$2.09

Balance Sheet
$ in thousands
(Unaudited)

	December 31, 2019				December 31, 2018
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$4,632,960	$329,494	$4,854,998	(A)	$4,013,699	$314,411	$4,226,806	(H)
Cash and cash equivalents, including restricted cash	163,480	983	164,463		233,383	200	233,583
Premiums and other receivables, net	1,373,089	55,859	1,428,948		1,338,485	61,327	1,399,812
Reinsurance balances (3)	1,745,036	225,019	1,970,055		2,023,911	253,501	2,277,412
Intangible assets, net	362,598	3,225	365,823		376,532	3,405	379,937
Goodwill	179,328	—	179,328		180,183	—	180,183
Other (4)	798,675	29,070	792,919	(B)	739,068	27,879	741,547	(I)
Total assets	$9,255,166	$643,650	$9,756,534	(C)	$8,905,261	$660,723	$9,439,280	(J)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,680,628	$205,786	$2,886,414		$2,778,689	$178,470	$2,957,159
Unearned premiums and other revenue	2,059,688	252,553	2,312,241		2,014,965	265,763	2,280,728
Reinsurance payable	527,155	35,689	562,844		615,872	40,393	656,265
Accounts payable and accrued expenses (5)	306,869	43,323	315,366	(D)	390,338	33,120	398,058	(K)
Debt	686,006	107,456	686,006	(E)	705,795	101,304	705,795	(L)
Other	345,366	30,803	376,169		178,764	61,640	240,404
Total liabilities	$6,605,712	$675,610	$7,139,040	(F)	$6,684,423	$680,690	$7,238,409	(M)
Stockholders’ equity:
Common stock (6)	$1,134	$—	$1,134		$1,129	$—	$1,129
Preferred stock (7)	450,000	—	450,000		450,000	—	450,000
Additional paid-in capital	1,065,634	—	1,065,634		1,057,783	—	1,057,783
Accumulated other comprehensive income (loss)	74,548	—	74,548		(52,130)	—	(52,130)
Retained earnings	1,058,138	—	1,058,138		764,056	—	764,056
Total National General Holdings Corp. stockholders’ equity	2,649,454	—	2,649,454		2,220,838	—	2,220,838
Noncontrolling interest	—	(31,960)	(31,960)		—	(19,967)	(19,967)
Total stockholders’ equity	$2,649,454	$(31,960)	$2,617,494		$2,220,838	$(19,967)	$2,200,871
Total liabilities and stockholders’ equity	$9,255,166	$643,650	$9,756,534	(G)	$8,905,261	$660,723	$9,439,280	(N)

Consolidated column includes eliminations as follows: (A) $(107,456), (B) $(34,826), (C) $(142,282), (D) $(34,826), (E) $(107,456), (F) $(142,282), (G) $(142,282), (H) $(101,304), (I) $(25,400), (J) $(126,704), (K) $(25,400), (L) $(101,304), (M) $(126,704) and (N) $(126,704).

Segment Information - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,045,926	$175,846	$1,221,772	$102,465	$1,012,138	$163,549	$1,175,687	$111,902
Net written premium	807,574	160,369	967,943	62,012	716,394	140,352	856,746	51,325
Net earned premium	842,283	166,487	1,008,770	60,826	747,457	151,022	898,479	45,752

Ceding commission income	35,926	2,159	38,085	13,055	42,281	6,214	48,495	17,226
Service and fee income	107,474	71,802	179,276	1,284	110,776	51,394	162,170	1,285
Total underwriting revenues	$985,683	$240,448	$1,226,131	$75,165	$900,514	$208,630	$1,109,144	$64,263

Loss and loss adjustment expense (A)	620,267	68,995	689,262	52,528	595,144	68,981	664,125	36,297
Acquisition costs and other underwriting expenses	130,238	69,285	199,523	12,710	135,968	48,227	184,195	9,031
General and administrative expenses (B)	198,077	65,981	264,058	18,352	178,797	53,543	232,340	21,724
Total underwriting expenses	$948,582	$204,261	$1,152,843	$83,590	$909,909	$170,751	$1,080,660	$67,052

Underwriting income (loss)	37,101	36,187	73,288	(8,425)	(9,395)	37,879	28,484	(2,789)
Non-cash amortization of intangible assets	11,766	1,806	13,572	30	5,835	2,091	7,926	111
Underwriting income (loss) before amortization and impairment	$48,867	$37,993	$86,860	$(8,395)	$(3,560)	$39,970	$36,410	$(2,678)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	73.6%	41.4%	68.3%	86.4%	79.6%	45.7%	73.9%	79.3%
Operating expense ratio (Non-GAAP) (9)	22.0%	36.8%	24.4%	27.5%	21.6%	29.2%	22.9%	26.8%
Combined ratio (Non-GAAP) (10)	95.6%	78.2%	92.7%	113.9%	101.2%	74.9%	96.8%	106.1%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	73.6%	41.4%	68.3%	86.4%	79.6%	45.7%	73.9%	79.3%
Operating expense ratio (Non-GAAP) (11)	20.6%	35.7%	23.1%	27.4%	20.9%	27.9%	22.0%	26.5%
Combined ratio before amortization and impairment (Non-GAAP) (12)	94.2%	77.1%	91.4%	113.8%	100.5%	73.6%	95.9%	105.8%

(A) Loss and loss adjustment expenses for the three months ended December 31, 2019 included $26,832 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $7,581 of favorable development in the A&H segment, versus $8,558 of unfavorable development in the P&C segment, and $6,354 of favorable development in the A&H segment for the three months ended December 31, 2018.

(B) General and administrative expenses includes expenses allocated to segments only.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Year Ended December 31,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$4,367,016	$768,617	$5,135,633	$447,447	$4,271,408	$698,109	$4,969,517	$448,923
Net written premium	3,329,543	660,606	3,990,149	234,472	3,017,609	626,539	3,644,148	183,565
Net earned premium	3,244,792	663,019	3,907,811	210,231	2,929,028	616,413	3,545,441	186,761

Ceding commission income	164,013	10,939	174,952	63,501	160,945	7,003	167,948	56,749
Service and fee income	455,519	249,487	705,006	5,755	439,483	185,980	625,463	5,751
Total underwriting revenues	$3,864,324	$923,445	$4,787,769	$279,487	$3,529,456	$809,396	$4,338,852	$249,261

Loss and loss adjustment expense (A)	2,366,676	310,680	2,677,356	177,112	2,178,163	321,345	2,499,508	162,718
Acquisition costs and other underwriting expenses	559,980	222,348	782,328	45,039	508,557	184,726	693,283	41,983
General and administrative expenses (B)	756,093	254,208	1,010,301	85,994	712,113	201,808	913,921	83,756
Total underwriting expenses	$3,682,749	$787,236	$4,469,985	$308,145	$3,398,833	$707,879	$4,106,712	$288,457

Underwriting income (loss)	181,575	136,209	317,784	(28,658)	130,623	101,517	232,140	(39,196)
Non-cash amortization of intangible assets	27,920	6,745	34,665	71	23,960	7,363	31,323	44
Underwriting income (loss) before amortization and impairment	$209,495	$142,954	$352,449	$(28,587)	$154,583	$108,880	$263,463	$(39,152)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	72.9%	46.9%	68.5%	84.2%	74.4%	52.1%	70.5%	87.1%
Operating expense ratio (Non-GAAP) (9)	21.5%	32.6%	23.4%	29.4%	21.2%	31.4%	23.0%	33.9%
Combined ratio (Non-GAAP) (10)	94.4%	79.5%	91.9%	113.6%	95.6%	83.5%	93.5%	121.0%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	72.9%	46.9%	68.5%	84.2%	74.4%	52.1%	70.5%	87.1%
Operating expense ratio (Non-GAAP) (11)	20.6%	31.6%	22.5%	29.4%	20.4%	30.2%	22.1%	33.8%
Combined ratio before amortization and impairment (Non-GAAP) (12)	93.5%	78.5%	91.0%	113.6%	94.8%	82.3%	92.6%	120.9%

(A) Loss and loss adjustment expenses for the year ended December 31, 2019 included $46,623 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $45,356 of favorable development in the A&H segment, versus $4,760 of favorable development in the P&C segment, and $30,977 of favorable development in the A&H segment for the year ended December 31, 2018.

(B) General and administrative expenses includes expenses allocated to segments only.

Reconciliation of Operating Expense Ratio (Non-GAAP)(9,11,13)
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$948,582	$204,261	$1,152,843	$83,590	$909,909	$170,751	$1,080,660	$67,052
Less: Loss and loss adjustment expense	620,267	68,995	689,262	52,528	595,144	68,981	664,125	36,297
Less: Ceding commission income	35,926	2,159	38,085	13,055	42,281	6,214	48,495	17,226
Less: Service and fee income	107,474	71,802	179,276	1,284	110,776	51,394	162,170	1,285
Operating expense	184,915	61,305	246,220	16,723	161,708	44,162	205,870	12,244
Net earned premium	$842,283	$166,487	$1,008,770	$60,826	$747,457	$151,022	$898,479	$45,752
Operating expense ratio (Non-GAAP) (9)	22.0%	36.8%	24.4%	27.5%	21.6%	29.2%	22.9%	26.8%

Total underwriting expenses	$948,582	$204,261	$1,152,843	$83,590	$909,909	$170,751	$1,080,660	$67,052
Less: Loss and loss adjustment expense	620,267	68,995	689,262	52,528	595,144	68,981	664,125	36,297
Less: Ceding commission income	35,926	2,159	38,085	13,055	42,281	6,214	48,495	17,226
Less: Service and fee income	107,474	71,802	179,276	1,284	110,776	51,394	162,170	1,285
Less: Non-cash amortization of intangible assets	11,766	1,806	13,572	30	5,835	2,091	7,926	111
Operating expense before amortization and impairment	173,149	59,499	232,648	16,693	155,873	42,071	197,944	12,133
Net earned premium	$842,283	$166,487	$1,008,770	$60,826	$747,457	$151,022	$898,479	$45,752
Operating expense ratio before amortization and impairment (Non-GAAP) (11)	20.6%	35.7%	23.1%	27.4%	20.9%	27.9%	22.0%	26.5%

Reconciliation of Operating Expense Ratio (Non-GAAP)(9,11,13)
$ in thousands
(Unaudited)

	Year Ended December 31,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$3,682,749	$787,236	$4,469,985	$308,145	$3,398,833	$707,879	$4,106,712	$288,457
Less: Loss and loss adjustment expense	2,366,676	310,680	2,677,356	177,112	2,178,163	321,345	2,499,508	162,718
Less: Ceding commission income	164,013	10,939	174,952	63,501	160,945	7,003	167,948	56,749
Less: Service and fee income	455,519	249,487	705,006	5,755	439,483	185,980	625,463	5,751
Operating expense	696,541	216,130	912,671	61,777	620,242	193,551	813,793	63,239
Net earned premium	$3,244,792	$663,019	$3,907,811	$210,231	$2,929,028	$616,413	$3,545,441	$186,761
Operating expense ratio (Non-GAAP) (9)	21.5%	32.6%	23.4%	29.4%	21.2%	31.4%	23.0%	33.9%

Total underwriting expenses	$3,682,749	$787,236	$4,469,985	$308,145	$3,398,833	$707,879	$4,106,712	$288,457
Less: Loss and loss adjustment expense	2,366,676	310,680	2,677,356	177,112	2,178,163	321,345	2,499,508	162,718
Less: Ceding commission income	164,013	10,939	174,952	63,501	160,945	7,003	167,948	56,749
Less: Service and fee income	455,519	249,487	705,006	5,755	439,483	185,980	625,463	5,751
Less: Non-cash amortization of intangible assets	27,920	6,745	34,665	71	23,960	7,363	31,323	44
Operating expense before amortization and impairment	668,621	209,385	878,006	61,706	596,282	186,188	782,470	63,195
Net earned premium	$3,244,792	$663,019	$3,907,811	$210,231	$2,929,028	$616,413	$3,545,441	$186,761
Operating expense ratio before amortization and impairment (Non-GAAP) (11)	20.6%	31.6%	22.5%	29.4%	20.4%	30.2%	22.1%	33.8%

Premiums by Product Line
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Property & Casualty
Personal Auto	$637,500	$619,180	3.0%	$529,481	$474,173	11.7%	$569,014	$490,874	15.9%
Homeowners	174,763	164,698	6.1%	128,028	75,830	68.8%	132,715	87,689	51.3%
RV/Packaged	43,950	43,967	—%	36,690	43,806	(16.2)%	44,900	51,347	(12.6)%
Small Business Auto	68,875	72,851	(5.5)%	52,846	52,142	1.4%	62,402	59,285	5.3%
Lender-placed insurance	110,002	103,061	6.7%	57,308	67,439	(15.0)%	23,636	53,182	(55.6)%
Other	10,836	8,381	29.3%	3,221	3,004	7.2%	9,616	5,080	89.3%
Total Premium	$1,045,926	$1,012,138	3.3%	$807,574	$716,394	12.7%	$842,283	$747,457	12.7%

Accident & Health
Group	$75,352	$62,693	20.2%	$60,477	$51,626	17.1%	$60,477	$51,618	17.2%
Individual	88,012	76,232	15.5%	87,733	76,181	15.2%	88,129	75,883	16.1%
International	12,482	24,624	(49.3)%	12,159	12,545	(3.1)%	17,881	23,521	(24.0)%
Total Premium	$175,846	$163,549	7.5%	$160,369	$140,352	14.3%	$166,487	$151,022	10.2%

Total National General	$1,221,772	$1,175,687	3.9%	$967,943	$856,746	13.0%	$1,008,770	$898,479	12.3%

Reciprocal Exchanges
Personal Auto	$32,676	$36,527	(10.5)%	$33,498	$20,899	60.3%	$40,642	$21,111	92.5%
Homeowners	68,953	74,421	(7.3)%	29,829	30,049	(0.7)%	19,489	24,228	(19.6)%
Other	836	954	(12.4)%	(1,315)	377	nm	695	413	68.3%
Total Premium	$102,465	$111,902	(8.4)%	$62,012	$51,325	20.8%	$60,826	$45,752	32.9%

Consolidated Total	$1,324,237	$1,287,589	2.8%	$1,029,955	$908,071	13.4%	$1,069,596	$944,231	13.3%

nm - not meaningful

Premiums by Product Line
$ in thousands
(Unaudited)

	Year Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Property & Casualty
Personal Auto	$2,721,202	$2,637,743	3.2%	$2,260,385	$2,016,858	12.1%	$2,190,748	$1,927,667	13.6%
Homeowners	718,819	689,040	4.3%	404,278	331,120	22.1%	405,306	329,850	22.9%
RV/Packaged	212,746	208,394	2.1%	198,737	206,740	(3.9)%	195,639	197,258	(0.8)%
Small Business Auto	315,569	319,299	(1.2)%	249,067	233,456	6.7%	252,359	237,587	6.2%
Lender-placed insurance	342,267	363,056	(5.7)%	198,171	202,069	(1.9)%	182,231	215,811	(15.6)%
Other	56,413	53,876	4.7%	18,905	27,366	(30.9)%	18,509	20,855	(11.2)%
Total Premium	$4,367,016	$4,271,408	2.2%	$3,329,543	$3,017,609	10.3%	$3,244,792	$2,929,028	10.8%

Accident & Health
Group	$288,549	$239,729	20.4%	$231,388	$197,386	17.2%	$231,398	$197,406	17.2%
Individual	340,731	308,122	10.6%	340,049	308,065	10.4%	340,251	307,952	10.5%
International	139,337	150,258	(7.3)%	89,169	121,088	(26.4)%	91,370	111,055	(17.7)%
Total Premium	$768,617	$698,109	10.1%	$660,606	$626,539	5.4%	$663,019	$616,413	7.6%

Total National General	$5,135,633	$4,969,517	3.3%	$3,990,149	$3,644,148	9.5%	$3,907,811	$3,545,441	10.2%

Reciprocal Exchanges
Personal Auto	$152,688	$153,129	(0.3)%	$134,958	$61,759	nm	$106,549	$59,923	77.8%
Homeowners	290,972	291,907	(0.3)%	98,009	120,875	(18.9)%	101,964	125,806	(19.0)%
Other	3,787	3,887	(2.6)%	1,505	931	61.7%	1,718	1,032	66.5%
Total Premium	$447,447	$448,923	(0.3)%	$234,472	$183,565	27.7%	$210,231	$186,761	12.6%

Consolidated Total (A)	$5,583,080	$5,416,839	3.1%	$4,224,621	$3,827,713	10.4%	$4,118,042	$3,732,202	10.3%

nm - not meaningful

(A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in the year ended December 31, 2018, respectively.

Fee Income
$ in thousands
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Property & Casualty
Service and Fee Income	$107,474	$110,776	(3.0)%	$455,519	$439,483	3.6%
Ceding Commission Income	35,926	42,281	(15.0)%	164,013	160,945	1.9%
Property & Casualty	$143,400	$153,057	(6.3)%	$619,532	$600,428	3.2%

Accident & Health
Service and Fee Income
Group	$36,122	$29,736	21.5%	$134,206	$104,504	28.4%
Individual	4,144	1,331	nm	9,650	9,304	3.7%
Third Party Fee	31,536	20,327	55.1%	105,631	72,172	46.4%
Total Service and Fee Income	71,802	51,394	39.7%	249,487	185,980	34.1%
Ceding Commission Income	2,159	6,214	(65.3)%	10,939	7,003	56.2%
Accident and Health	$73,961	$57,608	28.4%	$260,426	$192,983	34.9%

Total National General	$217,361	$210,665	3.2%	$879,958	$793,411	10.9%

Reciprocal Exchanges
Service and Fee Income	$1,284	$1,285	(0.1)%	$5,755	$5,751	0.1%
Ceding Commission Income	13,055	17,226	(24.2)%	63,501	56,749	11.9%
Reciprocal Exchanges	$14,339	$18,511	(22.5)%	$69,256	$62,500	10.8%

Consolidated Total (A)	$217,064	$211,991	2.4%	$880,418	$786,280	12.0%

nm - not meaningful

(A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges in Service and Fee Income of $(14,636) and $(17,185) in the three months ended December 31, 2019 and 2018, respectively, and $(68,796) and $(69,631) in the year ended December 31, 2019 and 2018, respectively.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets, and any significant non-recurring or infrequent items that may not be indicative of ongoing operations. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(2) Total investments includes $238,841 and $233,723 in related parties at December 31, 2019 and December 31, 2018, respectively.
(3) Reinsurance balances includes $0 and $7,425 from related parties at December 31, 2019 and December 31, 2018, respectively.
(4) Other includes $2,391 and $2,362 from related parties at December 31, 2019 and December 31, 2018, respectively.
(5) Accounts payable and accrued expenses includes $639 and $69,874 to related parties at December 31, 2019 and December 31, 2018, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 113,368,811 shares - December 31, 2019; authorized 150,000,000 shares, issued and outstanding 112,940,595 shares - December 31, 2018.
(7) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - December 31, 2019; authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - December 31, 2018.
(8) Loss and loss adjustment expense ratio (loss ratio) is calculated by dividing loss and loss adjustment expense by net earned premium.
(9) Operating expense ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income, service and fee income and other general and administrative expenses (arbitration award / litigation settlement expense). The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business.
(10) Combined ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(8) and the operating expense ratio (non-GAAP)(9) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(11) Operating expense ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income, service and fee income and other general and administrative expenses (arbitration award / litigation settlement expense) less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Management believes that this measure provides a more useful comparison to the operating expense ratio of other insurance companies involved in fewer acquisitions.
(12) Combined ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(8) and the operating expense ratio before amortization and impairment (non-GAAP)(11) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management believes that this measure of underwriting profitability provides a more useful comparison to the combined ratio of other insurance companies involved in fewer acquisitions. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(13) Combined ratio (non-GAAP), operating expense ratio (non-GAAP), combined ratio before amortization and impairment (non-GAAP) and operating expense ratio before amortization and impairment (non-GAAP) are considered non-GAAP financial measures under applicable SEC rules. Other companies may calculate these ratios differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(14) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings (non-GAAP) to average shareholders’ equity for the same twelve-month period. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(15) Our products in the P&C segment include personal auto, homeowners, RV/Packaged, small business auto, lender-placed insurance and other products. The personal auto product includes policies for standard, preferred and nonstandard automobile insurance. The homeowners product includes multiple-peril policies and personal umbrella coverage to the homeowner. The RV/Packaged product offers policies that include RV automatic personal effects coverage, optional replacement cost coverage, RV storage coverage and full-time liability coverage. The small business auto product offers policies that include liability and physical damage coverage for light-to-medium duty commercial vehicles. The lender-placed insurance product offers fire, home and flood products, as well as collateral protection insurance and guaranteed asset protection products for automobiles. Our products and revenue in the A&H segment include group, individual and third party fees. The group product includes revenue from our small group self-funded product. The individual product line includes revenue from our supplemental products including short-term medical, accident/AD&D, hospital indemnity, cancer/critical illness, dental and term life insurance. Third party fees include commission and general agent fees for selling policies issued by third-party insurance companies, fees generated through selling our technology products to third parties and fees from our international health insurance offerings.

Investor Contact

Paul Anderson
Director of Investor Relations
Phone: 212-380-9462
Email: Paul.Anderson@NGIC.com